                                                                    EXHIBIT 99.1



                        REPORT OF INDEPENDENT ACCOUNTANTS

    To the Participants and Administrator of the HCC Insurance Holdings 401(k) Plan

    In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the HCC Insurance Holdings 401(k) Plan (the "Plan") at December 31, 2001 and 2000, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets (held at end of year) and nonexempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



    /s/ PricewaterhouseCoopers LLP
    ------------------------------
    PricewaterhouseCoopers LLP
    Hartford, Connecticut


    June 3, 2002

  HCC INSURANCE HOLDINGS
  401(k) PLAN
  FINANCIAL STATEMENTS AND
  SUPPLEMENTAL SCHEDULES
  DECEMBER 31, 2001 AND 2000

HCC INSURANCE HOLDINGS
401(k) PLAN
INDEX
--------------------------------------------------------------------------------

                                                                                             PAGE
Financial Statements:

   Report of Independent Accountants                                                            1

   Statements of Net Assets Available for Benefits as of December 31, 2001 and 2000             2

   Statements of Changes in Net Assets Available for Benefits for the
   Years Ended December 31, 2001 and 2000                                                       3

   Notes to Financial Statements                                                             4-10

Supplemental Schedules*:

   Schedule I - Schedule of Assets (Held at End of Year)                                    11-12

   Schedule II - Schedule of Nonexempt Transactions                                            13


* Other supplemental schedules required by Section 2520-103.1 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 ("ERISA") have been omitted because they are not applicable.

HCC INSURANCE HOLDINGS
401(k) PLAN
STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
--------------------------------------------------------------------------------


                                                DECEMBER 31,
                                             2001            2000
ASSETS

Investments, at fair value               $ 28,994,400    $ 28,701,018

Receivables:
     Employer contributions                   158,618              --
     Employee contributions                   120,280              --
                                         ------------    ------------
                                              278,898              --
                                         ------------    ------------
Net assets available for benefits        $ 29,273,298    $ 28,701,018
                                         ============    ============

   The accompanying notes are an integral part of these financial statements.

HCC INSURANCE HOLDINGS
401(k) PLAN
STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
--------------------------------------------------------------------------------

                                                                    YEARS ENDED
                                                                    DECEMBER 31,
                                                                2001            2000
ADDITIONS TO NET ASSETS ATTRIBUTED TO:
     Investment income:
         Interest                                           $    582,362    $    563,080
         Dividends                                                14,920          15,608
         Net depreciation in fair value of investments        (2,680,273)     (1,284,122)
                                                            ------------    ------------
                                                              (2,082,991)       (705,434)
                                                            ------------    ------------
     Contributions:
         Employer                                              1,900,018       2,087,704
         Employee                                              3,398,992       5,357,672
                                                            ------------    ------------
                                                               5,299,010       7,445,376
                                                            ------------    ------------
Total additions                                                3,216,019       6,739,942
                                                            ------------    ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
     Benefit payments                                          2,471,991       6,105,160
     Transaction charge                                           46,314          57,763
     Participant loans terminated
         due to withdrawal of participants                        90,343         106,648
                                                            ------------    ------------
Total deductions                                               2,608,648       6,269,571
Change in forfeiture reserve, net                                (35,091)        (35,601)
                                                            ------------    ------------
Net increase prior to plan merger                                572,280         434,770
Transfer of assets due to plan merger                                 --       9,324,977
                                                            ------------    ------------
Net increase                                                     572,280       9,759,747
Net assets available for benefits at beginning of year        28,701,018      18,941,271
                                                            ------------    ------------
Net assets available for benefits at end of year            $ 29,273,298    $ 28,701,018
                                                            ============    ============

   The accompanying notes are an integral part of these financial statements.

HCC INSURANCE HOLDINGS
401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.     DESCRIPTION OF PLAN

       The following description of the HCC Insurance Holdings 401(k) Plan (the "Plan"), as in effect as of December 31, 2001, provides only general information. As a result of the merger of several other qualified plans of acquired companies, the Plan has been amended to include certain specific provisions applicable only to merged participants. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

       GENERAL

       The Plan is a defined contribution plan established effective January 1, 1992 and most recently amended and restated May 17, 1999, retroactively effective January 1, 1999. Non-union, full time employees of HCC Insurance Holdings, Inc. (the "Company") generally become eligible to participate on the later of their employment date or upon attaining the age of 21 and are eligible to make deferral contributions on the first day of the month following such eligibility date. All eligible employees must also complete one year of service to become eligible for employer matching contributions. The Plan is subject to the provisions of ERISA.

       CONTRIBUTIONS

       Participants may contribute an amount equal to not less than two percent nor more than 15 percent of their compensation for the contribution period. Participants direct the investment of their contributions into various investment options offered by the Plan. The Plan currently offers a general account, various pooled separate accounts and Company common stock as investment options for participants. Employee contributions are recorded in the period during which the Company makes payroll deductions from the participant's earnings.

       The Company may make a matching contribution in a discretionary amount for each $1.00 contributed by a participant, up to a maximum of six percent of the participant's compensation. The Company may also make discretionary non-elective contributions. Matching Company contributions are recorded monthly. Discretionary non-elective contributions, none of which were made during 2001 and 2000, are recorded at the end of the Plan year.

       Effective January 3, 2000, the CIGNA Large Cap Value/John A. Levin & Co. Fund (formerly "CIGNA Charter Large Company Stock - Value I Fund"), the CIGNA Small Cap Value/Berger(R) Fund (formerly "CIGNA Charter Small Company Stock - Value I Fund") and the CIGNA Small Cap Growth/TimesSquare Fund (formerly "CIGNA Charter Small Company Stock - Growth Fund") were added to the Plan's investment options.

       Effective April 3, 2000, the CIGNA Charter Guaranteed Government Securities Account and the CIGNA Warburg Pincus Emerging Growth Fund (Advisor Shares) were eliminated as investment options.

HCC INSURANCE HOLDINGS
401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       Effective April 1, 2001, the CIGNA Lifetime20 Fund, CIGNA Lifetime30 Fund, CIGNA Lifetime40 Fund, CIGNA Lifetime50 Fund, CIGNA Lifetime60 Fund and CIGNA Janus Advisor Growth Fund were added to the Plan's investment options.

       Effective April 1, 2001, the CIGNA Dreyfus Founders Balanced Fund and the CIGNA Fidelity Advisor Growth Opportunities Fund were placed in an inactive status and no new contributions to these fund may be made. After April 1, 2001, any contributions allocated to these funds by employees were directed to the CIGNA Guaranteed Long-Term Account (formerly "CIGNA Charter Guaranteed Long-Term Account").

       PARTICIPANT ACCOUNTS

       Each participant's account is credited with the participant's contribution and allocation of the Company's contribution and Plan earnings. Earnings are allocated by fund based on the ratio of a participant's account invested in a particular fund to all participants' investments in that fund. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

       VESTING

       Participants are immediately vested in their own voluntary contributions plus actual earnings thereon. The balance of vesting in the participants' accounts is based on years of service. A participant becomes 20 percent vested after two years of service, 40 percent after three years of service, 60 percent after four years of service, 80 percent after five years of service and 100 percent vested after six years of service. However, if an active participant dies or terminates due to disability prior to attaining the normal retirement age, the participant's account becomes 100 percent vested.

       BENEFIT PAYMENTS

       On termination of service, a participant may elect to receive either a lump-sum amount equal to the value of the vested portion of their account, a distribution in the form of an annuity, a combination of lump sum and annuity, or a qualified joint and survivor annuity. Distributions are subject to the applicable provisions of the Plan agreement. Benefit claims are recorded as expenses when they have been approved for payment and paid by the Plan.

       PARTICIPANT LOANS

       Participants may borrow up to a maximum of $50,000 or 50 percent of the vested portion of their account balance, whichever is less. Loans are calculated on a fully amortized basis. A loan is collateralized by the balance in the participant's account and bears interest at a rate commensurate with market rates for similar loans, as defined (7.50% to 10.00% and 7.75% to 10.00% for the years ended December 31, 2001 and 2000, respectively).

       CASH EQUIVALENTS

       Contributions received prior to year end awaiting investment in the appropriate investment option at December 31, 2000 are invested in the CIGNA Charter Guaranteed Short-Term Account, which is stated at fair value.

HCC INSURANCE HOLDINGS
401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2.     SUMMARY OF ACCOUNTING POLICIES

       METHOD OF ACCOUNTING

       The Plan's financial statements are prepared on the accrual basis of accounting. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and changes therein. Actual results could differ from those estimates. Certain reclassifications have been made to the 2000 amounts to conform with current year presentation.

       INVESTMENT VALUATION

       Investments in the general accounts are non-fully benefit responsive and are stated at fair value. Investments in pooled separate accounts are stated at fair value, as determined by the unit value reported by Connecticut General Life Insurance Company ("CG Life"). Participant loans are stated at fair value. The Company common stock is valued at its quoted market price.

3.     INVESTMENTS

       Investments that represent five percent or more of the Plan's net assets are separately identified below.

                                                                         DECEMBER 31,
                                                                   2001                2000
       CIGNA Guaranteed Long-Term Account                        $ 11,868,746        $  9,786,434
          interest rates, 5.45%; 5.70%
       CIGNA Fidelity Advisor Growth Opportunities Fund             1,668,335           2,563,131
          units, 29,739; 38,777
       CIGNA INVESCO Dynamics Fund                                  1,541,548           2,329,769
          units, 66,503; 67,451
       CIGNA Janus Worldwide Fund                                   1,950,840           2,691,797
          units, 34,005; 36,190
       CIGNA S&P 500(R) Index Fund(1)                               4,687,361           5,425,709
          units, 74,699; 75,990
       HCC Insurance Holdings, Inc. Common Stock                    1,571,489           1,704,357
          shares, 57,041; 63,265

       (1) formerly "CIGNA Charter Large Company Stock Index Fund"

HCC INSURANCE HOLDINGS
401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


       INVESTMENT PERFORMANCE

       During the years ended December 31, 2001 and 2000, the Plan's investments (including interest, dividends, realized gains and losses on investments bought and sold and unrealized gains and losses on investments held during the year) appreciated (depreciated) in value as follows:

                                                                      YEARS ENDED
                                                                      DECEMBER 31,
                                                                   2001            2000
       General Accounts:

              CIGNA Guaranteed Long-Term Account               $    550,134    $    504,667
              CIGNA Charter Guaranteed Government
                   Securities Account                                    --          20,325
                                                               ------------    ------------
                                                                    550,134         524,992

       Pooled Separate Accounts:

              CIGNA Dreyfus Founders Balanced Fund                  (30,954)        (33,797)

              CIGNA Dreyfus Founders Growth Fund                   (318,355)       (429,162)

              CIGNA Fidelity Advisor Growth Opportunities Fund     (376,055)       (587,054)

              CIGNA INVESCO Dynamics Fund                          (754,622)       (325,582)

              CIGNA Janus Advisor Growth Fund                       (18,907)             --

              CIGNA Janus Worldwide Fund                           (607,566)       (557,844)

              CIGNA Large Cap Value/John A. Levin & Co. Fund        (44,789)         31,431

              CIGNA Lifetime20 Fund                                      87              --

              CIGNA Lifetime30 Fund                                     352              --

              CIGNA Lifetime40 Fund                                   1,026              --

              CIGNA Lifetime50 Fund                                      53              --

              CIGNA Lifetime60 Fund                                     (18)             --

              CIGNA S&P 500(R) Index Fund                          (659,915)       (472,665)

              CIGNA Small Cap Growth/TimesSquare Fund               (68,988)         (5,510)

              CIGNA Small Cap Value/Berger(R) Fund                  125,967          27,937

              CIGNA Templeton Foreign Fund                          (22,697)          6,484

              CIGNA TimesSquare Corporate Bond Fund(2)               54,862          15,858

              CIGNA Warburg Pincus Emerging Growth Fund
                   (Advisor Shares)                                      --           8,061
                                                               ------------    ------------
                                                                 (2,720,519)     (2,321,843)

       Company Common Stock:

              HCC Insurance Holdings, Inc. Common Stock              55,166       1,053,329


       Participant loans                                             32,228          38,088
                                                               ------------    ------------

              Net decrease                                     $ (2,082,991)   $   (705,434)
                                                               ============    ============

       (2) formerly "CIGNA Charter Corporate Bond Fund"

HCC INSURANCE HOLDINGS
401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


4.     INVESTMENT CONTRACTS WITH INSURANCE COMPANY

       The Plan participates in contracts with CG Life via investments in the CIGNA Guaranteed Long-Term Account and the CIGNA Charter Guaranteed Government Securities Account. CG Life commingles the assets of the CIGNA Guaranteed Long-Term Account with other assets. For the Plan's investment in the CIGNA Guaranteed Long-Term Account, the Plan is credited with interest at the interest rates specified in the contract which ranged from 5.70% to 5.45% and was 5.70% for the years ended December 31, 2001 and 2000, respectively, net of asset charges. CG Life prospectively guaranteed the interest rates credited for the CIGNA Guaranteed Long-Term Account for six months. For the Plan's investment in the CIGNA Charter Guaranteed Government Securities Account, the Plan was credited with interest at a yield which averaged 4.75% for the period January 1, 2000 through April 3, 2000, net of asset charges. As discussed in Note 1, the CIGNA Charter Guaranteed Government Securities Account was eliminated as an investment option effective April 3, 2000. As discussed in Note 2, the CIGNA Guaranteed Long-Term Account and the CIGNA Charter Guaranteed Government Securities Account are included in the financial statements at fair value which, principally because of the periodic interest rate reset process, approximates contract value.

5.     RELATED-PARTY TRANSACTIONS

       Plan assets include investments in funds managed by CG Life, an indirect wholly-owned subsidiary of CIGNA. CG Life is the Plan's trustee and as such, transactions with the trustee qualify as party-in-interest transactions. Personnel and facilities of the Company have been used to perform administrative functions for the Plan at no charge to the Plan. In addition, the Plan holds shares of HCC Insurance Holdings, Inc., the Plan sponsor, which also qualifies as a party-in-interest.

6.     PLAN TERMINATION

       Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

7.     TAX STATUS

       The Internal Revenue Service has determined and informed the Company by a letter dated September 27, 1999, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC"). The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plans financial statements.

HCC INSURANCE HOLDINGS
401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


8.     RECONCILIATION OF PLAN FINANCIAL STATEMENTS TO THE FORM 5500

       The Annual Return/Report of Employee Benefit Plan (the "Form 5500") is prepared on the modified cash basis. Accordingly, certain balances included on Schedule H (Part I and II) of the Form 5500 differ from those included in these financial statements. Contributions in the statement of changes in net assets available for benefits differ from contributions in the Form 5500 by the change in the amount of contributions accrued at December 31. The ending net asset balances are reconciled as follows:

                                                                      DECEMBER 31,
                                                                          2001
              Net assets, reflected on Form 5500                      $ 28,994,400
              Add:   Employer contributions receivable                     158,618
                     Employee contributions receivable                     120,280
                                                                      ------------
              Net assets, reflected in the financial statements       $ 29,273,298
                                                                      ============

9.     PLAN MERGERS

       During March 2000, assets of the LDG Management Company Incorporated Cash or Deferred Profit Sharing Plan were merged into the Plan. Participants had become eligible to participate in the Plan effective January 1, 1998, subject to the provisions of the Plan agreement.

10.    FORFEITURES

       The net change in forfeiture reserve represents the net change in the available forfeiture reserve balance from the prior year plus the current year forfeitures generated net of forfeitures used. Forfeitures result from non-vested Company contributions remaining in the Plan for all terminated employees. Upon reaching the break-in-service requirement, as defined in the Plan agreement, forfeitures generated are added to the forfeiture reserve balance. The forfeiture reserve of $462,045 and $360,861 at December 31, 2001 and 2000, respectively, is available to offset Company contributions or pay Plan expenses, which would be otherwise payable by the Company, in accordance with the Plan agreement. In 2001 and 2000, Company cash contributions were offset by $736 and $22,755, respectively, from forfeited non-vested accounts. In 2001 and 2000, Plan expenses were offset by $53,514 and $29,539, respectively, from forfeited non-vested accounts.

HCC INSURANCE HOLDINGS
401(k) PLAN
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


11.    PROHIBITED TRANSACTION

       Management has determined that one nonexempt transaction occurred during 2001. This violation involved the submission of employee contributions for one semi-monthly pay period to the Plan on a date later than the latest date permitted by Department of Labor Regulations. Management is pursuing the necessary corrective action by making a contribution to the Plan for lost earnings in the amount of $1,478 ($1,419 of which had accrued as of December 31, 2001). Management calculated the lost earnings using an interest rate of 7.00%.

12.    SUBSEQUENT EVENTS

       Effective January 1, 2002 the Plan was amended and restated in its entirety.

       Management has determined that a nonexempt transaction occurred during 2002. This violation involved the submission of employee contributions to the Plan on a date later than the latest date permitted by Department of Labor Regulations. Management is taking the necessary corrective action by contributing $207 in lost earnings (computed using the interest rate of 7.00%) to the Plan.

HCC INSURANCE HOLDINGS                                                                                SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                                                                      SCHEDULE I
SCHEDULE H (LINE 4i) FORM 5500 - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2001
---------------------------------------------------------------------------------------------------------------------------

                                                                  (c)
                          (b)                     DESCRIPTION OF INVESTMENT INCLUDING                                (e)
             IDENTITY OF ISSUE, BORROWER,          MATURITY DATE, RATE OF INTEREST,              (d)               CURRENT
    (a)        LESSOR, OR SIMILAR PARTY            COLLATERAL, PAR OR MATURITY VALUE            COST                VALUE
     *     Connecticut General Life          CIGNA Guaranteed Long-Term Account                 N/A**            $ 11,868,746
           Insurance Company

     *     Connecticut General Life          CIGNA Dreyfus Founders Balanced Fund               N/A**                 194,378
           Insurance Company

     *     Connecticut General Life          CIGNA Dreyfus Founders Growth Fund                 N/A**                 917,444
           Insurance Company

     *     Connecticut General Life          CIGNA Fidelity Advisor Growth                      N/A**               1,668,335
           Insurance Company                 Opportunities Fund

     *     Connecticut General Life          CIGNA INVESCO Dynamics Fund                        N/A**               1,541,548
           Insurance Company

     *     Connecticut General Life          CIGNA Janus Advisor Growth Fund                    N/A**                 163,096
           Insurance Company

     *     Connecticut General Life          CIGNA Janus Worldwide Fund                         N/A**               1,950,840
           Insurance Company

     *     Connecticut General Life          CIGNA Large Cap Value/John A. Levin                N/A**                 650,293
           Insurance Company                 & Co. Fund

     *     Connecticut General Life          CIGNA Lifetime20 Fund                              N/A**                  10,968
           Insurance Company

     *     Connecticut General Life          CIGNA Lifetime30 Fund                              N/A**                  24,934
           Insurance Company



* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

HCC INSURANCE HOLDINGS                                                                                SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                                                                      SCHEDULE I
SCHEDULE H (LINE 4i) FORM 5500 - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
DECEMBER 31, 2001                                                                                               (CONTINUED)
---------------------------------------------------------------------------------------------------------------------------

                                                                  (c)
                          (b)                     DESCRIPTION OF INVESTMENT INCLUDING                                 (e)
             IDENTITY OF ISSUE, BORROWER,          MATURITY DATE, RATE OF INTEREST,              (d)                CURRENT
    (a)        LESSOR, OR SIMILAR PARTY            COLLATERAL, PAR OR MATURITY VALUE            COST                 VALUE
     *     Connecticut General Life          CIGNA Lifetime40 Fund                              N/A**              $   40,326
           Insurance Company

     *     Connecticut General Life          CIGNA Lifetime50 Fund                              N/A**                  27,844
           Insurance Company


     *     Connecticut General Life          CIGNA Lifetime60 Fund                              N/A**                   2,455
           Insurance Company

     *     Connecticut General Life          CIGNA S&P 500(R) Index Fund                        N/A**               4,687,361
           Insurance Company

     *     Connecticut General Life          CIGNA Small Cap Growth/TimesSquare                 N/A**                 673,955
           Insurance Company                 Fund

     *     Connecticut General Life          CIGNA Small Cap Value/Berger(R) Fund               N/A**               1,445,940
           Insurance Company

     *     Connecticut General Life          CIGNA Templeton Foreign Fund                       N/A**                 260,503
           Insurance Company

     *     Connecticut General Life          CIGNA TimesSquare Corporate Bond                   N/A**                 933,956
           Insurance Company                 Fund

     *     National Financial                HCC Insurance Holdings, Inc. Company               N/A**               1,571,489
           Services Corporation              Common Stock

     *     Plan Participants                 Participant Loans                                  N/A**                 359,989
                                                                                                                 ------------
           Total                                                                                                 $ 28,994,400
                                                                                                                 ============


* Indicates an identified person known to be a party-in-interest to the Plan.

** Cost information has been omitted for participant directed investments.

HCC INSURANCE HOLDINGS                                                                                      SUPPLEMENTAL SCHEDULE
401(K) PLAN                                                                                                           SCHEDULE II
SCHEDULE G (PART III) FORM 5500 - SCHEDULE OF NONEXEMPT TRANSACTIONS
YEAR ENDED DECEMBER 31, 2001
---------------------------------------------------------------------------------------------------------------------------------

                      (b)                                                                    (g)
                  RELATIONSHIP             (c)                                            EXPENSES                           (j)
                    TO PLAN,         DESCRIPTION OF                                       INCURRED                        NET GAIN
                   EMPLOYER,     TRANSACTIONS INCLUDING                                      IN                  (i)      OR (LOSS)
      (a)           OR OTHER     MATURITY DATE, RATE OF      (d)       (e)       (f)     CONNECTION     (h)     CURRENT       ON
  IDENTITY OF      PARTY-IN-      INTEREST, COLLATERAL,   PURCHASE   SELLING    LEASE       WITH      COST OF  VALUE OF     EACH
PARTY INVOLVED      INTEREST      PAR OR MATURITY VALUE     PRICE     PRICE     RENTAL   TRANSACTION   ASSET     ASSET   TRANSACTION
HCC Insurance      Plan Sponsor   Loan to employer in        N/A       N/A        N/A       N/A         N/A      $ 1,478     -*
Holdings, Inc.                    the form of a late
                                  deposit of employee
                                  401(k) deferrals at a
                                  rate of 7.00%


* Department of Labor Reg. 2510.3-102 requires that employee contribution, loan repayments and loan interest be remitted to the Plan no later than the earliest day on which such contributions could reasonably be segregated from the employer's general assets, however, in no event later than the 15th business day of the month following the month of being withheld from compensation. Failure to remit employee contributions into the Plan on a timely basis is considered a nonexempt transaction with a party-in-interest.